Exhibit 99.1

Press Release

Hilb Rogal & Hobbs Company	Investor Contact:	Carolyn Jones
4951 Lake Brook Drive, Suite 500	Phone:	(804) 747-3108
Glen Allen, Virginia 23060	Fax:	(804) 747-6046

FOR IMMEDIATE RELEASE

April 27, 2006

HILB ROGAL & HOBBS COMPANY REPORTS

FIRST QUARTER RESULTS

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE: HRH), the world’s tenth largest insurance and risk management intermediary, today reported financial results for the first quarter ended March 31, 2006.

For the first quarter, total revenues were $183.8 million, compared with $183.3 million in the 2005 first quarter. Commissions and fees were $180.4 million for the quarter, compared with $180.3 million for the same period in 2005. Revenues for the first quarter of 2006 primarily reflected the effects of acquisitions and new business partially offset by reduced contingent commissions, the effect of divested business and modestly lower property and casualty premium rates.

Net income for the quarter decreased 6.5% to $25.9 million, or $0.71 per share, compared with $27.7 million a year ago, or $0.76 per share. Operating net income decreased 5.0% to $25.7 million, or $0.71 per share, compared with $27.1 million, or $0.74 per share, a year ago. Lower operating net income reflects reduced contingent commissions of $3.6 million and the new accounting treatment for stock-based compensation, which resulted in $1.7 million of additional compensation expense for the 2006 first quarter.

Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures. Excluding contingent and override commissions, organic growth was 2.2% for the 2006 first quarter.

The operating margin for the 2006 first quarter was 28.3%, compared with 29.4% for the 2005 first quarter. The margin decline was attributable to lower contingent commissions, the effect of the expensing of stock options and the impact of continued investment in sales and service talent, offset in part by a reduction in legal, compliance and claims expenses.

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, commented, “After a year of unusual challenges and opportunities, we have turned our full attention to executing our growth strategies, which include advancing our all-pervasive sales culture, delivering superior expertise and client service, making acquisitions, and improving and sustaining our financial performance. While these strategies involve the passage of time to generate full benefits, we are committed to managing our resources in a manner that will realize improvements for our clients and shareholders as expeditiously as possible.”

F. Michael Crowley, president, said, “Following the launch of our best practices initiative in our property and casualty business, during the first quarter, we launched a similar initiative for our employee benefits business. Both programs are focused on aggressively improving sales productivity through full deployment of our resources, team work, tools and training and are targeting higher rates of organic growth and retention. Culling of producers returned to normal levels in the first quarter, and effects from previous culling will gradually fade. We remain committed to an active program of strengthening underperforming offices. There is ample evidence that HRH is still viewed as a preferred place to work, and we have plans to add talented producers, highly selectively and opportunistically.”

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS

FIRST QUARTER RESULTS – Continued

Mr. Vaughan concluded, “Our financial performance in the quarter continued to reflect our investment in strategic talent that began last year. The improvement in our organic growth (ex-contingents) is early evidence that we are headed in the right direction. In addition, during the quarter, our acquisition team was in high gear applying their disciplines in search of agencies that fit well with our plans. Two firms joined HRH during the quarter. Zutz Associates, Delaware’s largest independently-owned insurance agency, marked our entry into a new geography, and The Welch Company of Houston, Texas, enhances our middle-market employee benefits capability. We continue to believe 2006 will be a good year for acquisitions, and, more generally, one in which our progress will become increasingly apparent.”

Hilb Rogal & Hobbs Company is the eighth largest insurance and risk management intermediary in the U.S. and tenth largest in the world. From offices throughout the U.S. and in London, HRH assists clients in managing risks in property and casualty, employee benefits, professional liability and many other areas of specialized exposure. HRH makes it the company’s business to understand HRH’s clients’ businesses, employees and risks, as well as the insurance and financial markets, so that HRH can find them the insurance programs, companies and coverages that best fit their needs. The company is traded on the New York Stock Exchange, symbol HRH. Additional information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

Forward-Looking Statements

The company cautions readers that the statements about the company’s future operations and business prospects are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are based on premiums set by insurers and any decreases in these premium rates could result in revenue decreases for the company; the level of contingent commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company has eliminated national override agreements commissions effective for business written on or after January 1, 2005, and it is uncertain whether additional contingent commissions payable to the company will offset the loss of such revenues; the company’s growth has been enhanced through acquisitions, but the company may not be able to successfully identify and attract suitable acquisition candidates and complete acquisitions; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues; the company’s success in the future depends, in part, on the company’s ability to attract and retain quality producers; the company may be subject to increasing costs arising from errors and omissions claims against the company; the company is subject to governmental regulation which may impact operating results and/or growth; the business practices and broker compensation arrangements of the company are subject to uncertainty due to investigations by governmental authorities and related private litigation; the company is subject to a number of investigations and legal proceedings, which if determined unfavorably for the company, may adversely effect the company’s results of operations; a decline in the company’s ability to obtain new financing and/or refinance current borrowings may adversely effect the company; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; and quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED MARCH 31,
	2006	2005
	(Unaudited)
REVENUES
Commissions and fees	$180,396	$180,257
Investment income	2,190	1,073
Other	1,199	2,015

	183,785	183,345
OPERATING EXPENSES
Compensation and employee benefits	98,551	93,660
Other operating expenses	30,975	32,919
Depreciation	2,077	2,190
Amortization of intangibles	4,806	4,697
Interest expense	4,611	3,762

	141,020	137,228

INCOME BEFORE INCOME TAXES	42,765	46,117
Income taxes	16,841	18,395

NET INCOME	$25,924	$27,722

Net Income Per Share:
Basic	$0.72	$0.77

Assuming Dilution	$0.71	$0.76

Dividends Per Share	$0.1150	$0.1050

Weighted Average Shares Outstanding:
Basic	35,913	35,974

Assuming Dilution	36,422	36,510

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	MARCH 31, 2006	DECEMBER 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$249,984	$224,471
Receivables (net)	210,005	253,088
Prepaid expenses and other current assets	19,787	37,888

TOTAL CURRENT ASSETS	479,776	515,447

PROPERTY & EQUIPMENT (NET)	24,310	24,765

INTANGIBLE ASSETS (NET)	782,229	763,536

OTHER ASSETS	29,995	26,019

	$1,316,310	$1,329,767

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$297,467	$339,088
Accounts payable	15,052	16,150
Accrued expenses	47,639	49,618
Premium deposits and credits due customers	40,556	40,454
Current portion of long-term debt	11,583	12,511

TOTAL CURRENT LIABILITIES	412,297	457,821

LONG-TERM DEBT	248,940	251,507

DEFERRED INCOME TAXES	27,191	23,307

OTHER LONG-TERM LIABILITIES	51,452	50,875

SHAREHOLDERS’ EQUITY
Common Stock (outstanding 36,177 and 35,955 shares, respectively)	240,794	233,292
Retained earnings	333,804	312,040
Accumulated other comprehensive income	1,832	925

	576,430	546,257

	$1,316,310	$1,329,767

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED MARCH 31,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED MARCH 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$25,924	$27,722	$0.71	$0.76
Excluding:
Non-operating gains, net of tax	(203)	(634)	—	(0.02)

OPERATING NET INCOME	$25,721	$27,088	$0.71	$0.74

	OPERATING MARGIN		OPERATING REVENUE
	THREE MONTHS ENDED		THREE MONTHS ENDED
	MARCH 31,		MARCH 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$25,924	$27,722	$183,785	$183,345
Excluding:
Non-operating gains	(339)	(1,056)	(339)	(1,056)
Amortization of intangibles	4,806	4,697	—	—
Interest expense	4,611	3,762	—	—
Income taxes	16,841	18,395	—	—

OPERATING MARGIN / REVENUE	$51,843	$53,520	$183,446	$182,289

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands)

	GAAP REVENUE
	THREE MONTHS ENDED		TOTAL	TOTAL	NET ADJUSTMENTS	ORGANIC
	MARCH 31,		CHANGE	GROWTH	(ACQUISITIONS)	GROWTH
(Unaudited)	2006	2005	($)	(%)	/ DIVESTITURES	(%)
Commissions and fees	$146,671	$142,960	$3,711	2.6%	$(616)	2.2%
Contingent and override commissions	33,725	37,297	(3,572)	(9.6)%	(160)	(10.0)%
Investment income and other	3,389	3,088	301	9.7%	(16)	9.2%

TOTAL	$183,785	$183,345	$440	0.2%	$(792)	(0.2)%

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